Exhibit 99.1

CONTRAFECT ANNOUNCES PRICING OF ITS

INITIAL PUBLIC OFFERING

Offering upsized to $36,000,000

Units to commence trading today under the ticker symbol “CFRXU”

FOR IMMEDIATE RELEASE — YONKERS, New York — July 29, 2014 — ContraFect Corporation (NASDAQ:CFRXU), a biotechnology company focused on protein and antibody therapeutic products for life-threatening infectious diseases, announced today the pricing of its initial public offering of 6,000,000 units priced at $6.00 per unit for total gross proceeds of $36,000,000. In addition, the offering was priced at the top of the $5.00-$6.00 range.

Maxim Group LLC is acting as the sole book-running manager of the offering.

The units are expected to begin trading on the NASDAQ Capital Market today, July 29, 2014, under the ticker symbol “CFRXU.” The offering is expected to close on August 1, 2014, subject to customary closing conditions. All units are being offered by ContraFect.

On or prior to September 12, 2014, the units will separate into three classes of securities: common stock, Class A Warrants and Class B Warrants, and such component securities will begin trading as separate securities. The common stock is expected to trade on the Nasdaq Capital Market under the symbol “CFRX”, while the Class A Warrants are expected to trade under the ticker symbol “CFRXW” and the Class B Warrants are expected to trade under the ticker symbol “CFRXZ.” ContraFect will issue a press release announcing the date such separate trading will begin.

Maxim Group LLC has been granted a 45-day option to purchase up to an additional 900,000 units from ContraFect to cover over-allotments.

Roth Capital Partners, LLC has acted as financial advisor to ContraFect in connection with the offering.

A registration statement on Form S-1 relating to this offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 28, 2014. This offering is being made solely by means of a written prospectus forming part of the effective registration statement relating to these securities. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov. A copy of the final prospectus relating to this offering, when available, may also be obtained from the Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, or by calling 212-895-3685. The final prospectus, when it is available, may also be obtained at the SEC’s website.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

ABOUT CONTRAFECT

ContraFect Corporation is a biotechnology company focused on discovering and developing therapeutic protein and antibody products for life-threatening, drug-resistant infectious diseases, particularly those treated in hospital settings. Due to drug-resistant and newly emerging pathogens, hospital acquired infections are currently the fourth leading cause of death in the United States, following heart disease, cancer and stroke. The company intends to address drug-resistant infections using our therapeutic product candidates from our lysin and monoclonal antibody platforms to target conserved regions of either bacteria or viruses (regions that are not prone to mutation). ContraFect’s initial product candidates include new agents to treat antibiotic-resistant infections such as MRSA (drug-resistant staphylococcus bacteria) and influenza.

CONTACT:

Barry Kappel, Ph.D., MBA

SVP Business Development

Tel: 914-207-2300

E-Mail: invest@contrafect.com

or visit: www.contrafect.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of the U.S. federal securities laws. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to ContraFect’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of ContraFect’s management but are subject to significant risks and uncertainties, including those detailed in ContraFect’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the timing for the separation of ContraFect’s publicly-traded units into their component securities as described herein) may differ from those set forth in the forward-looking statements. Except as required by applicable law, ContraFect expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in ContraFect’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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